EXHIBIT 99.3

                            AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.


                                                AVENTIS PHARMACEUTICALS INC.



Date: January 7, 2002                           By:  /s/Edward H. Stratemeier
                                                     Edward H. Stratemeier
                                                     Vice President



                                                AVENTIS HOLDINGS INC.



Date: January 7, 2002                           By:  /s/Phillip R. Ridolphi
                                                     Phillip R. Ridolphi
                                                     President



                                                RHONE-POULENC RORER INC.



Date: January 7, 2002                           By:  /s/Edward H. Stratemeier
                                                     Edward H. Stratemeier
                                                     Vice President